Pricing Supplement No. 62                                       Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
including the Prospectus dated May 18, 1995)

Trade Date:  2/24/97                                          Registration
           -------------------                                File No.
                                                              33-59227



      IKON Capital, Inc. (formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP:  01374QCV8
      ---------------------------------
Principal Amount:    10,000,000          Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate):  6.48%          Interest Rate Basis: N/A
                              ---------                            -------------
Interest Payment Date(s): N/A              -Commercial Paper Rate:
                         --------------                           ----------
   (other than June 15 and December 15)    -Prime Rate:
Regular Record Date(s): N/A                            ---------------------
                       ----------------    -LIBOR:
   (other than May 31 and November 30)            --------------------------
Stated Maturity:  2/27/01                  -Treasury Rate:
                -----------------------                   ------------------
Specified Currency: US Dollars             -CD Rate:
                   --------------------             ------------------------
Applicable Exchange Rate (if any): N/A     -Federal Funds Rate:
                                  -----                        -------------
   US Dollar $1.00 = N/A                   -Other:
                    -------------------           --------------------------
Issue Price (as a percentage of
             principal amount):  100%    Index Maturity: N/A
                               --------                 ------------------------
Selling Agent:                           Spread: N/A
  -Lehman Brothers:                             --------------------------------
                   ----------------      Spread Multiplier: N/A
  -Chase Securities, Inc.:                                 ---------------------
                          ---------      Maximum Interest Rate: N/A
  -Goldman, Sachs & Co.:                                       -----------------
                        -----------      Minimum Interest Rate: N/A
  -Merrill Lynch & Co.:     X                                  -----------------
                       ------------      Initial Interest Rate: N/A
  -Other:                                                      -----------------
         --------------------------        Interest Reset Date(s)
                                           (if semi-annually or annually):
Selling Agent's Commission (%): .45%
                               --------    -------------------------------------
Purchasing Agent: N/A                        Third Wednesday of: N/A
                 ----------------------                         ----------------
Purchasing Agent's Discount or                 Interest Reset Date (if weekly,
   Commission (%): N/A                         monthly, or quarterly):
                  ---------------------                               ----------
Type of Sale:                            Interest Determination Date(s): N/A
        As Agent: X   As Principal:                                     --------
                 ----              ----  Calculation Date(s): N/A
Net proceeds to the Company:  9,955,000                      -------------------
                            -----------  Calculation Agent: N/A
Settlement date                                            ---------------------
  (original issue date): 2/27/97         Interest Payment Date(s): N/A
                        ---------------                           --------------
Redemption Commencement                    (other than June 15 and December 15)
  Date (if any): N/A                     Regular Record Date(s): N/A
                -----------------------                         ----------------
Redemption Period: N/A                      (other than May 31 and November 30)
                  ---------------------
Exchange Rate Agent: N/A                 Interest Reset Period: N/A
                                                               -----------------
                    -------------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---



Authorized by: /s/ O. Gordon Brewer, Jr.
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